As filed with the Securities and Exchange Commission on January 14, 2013

Registration No. 333-182251

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

PACKAGING CORPORATION OF AMERICA

(Exact name of registrant as specified in its charter)

Delaware	36-4277050
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1955 West Field Court

Lake Forest, Illinois 60045

(847) 482-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kent A. Pflederer

Packaging Corporation of America

1955 West Field Court

Lake Forest, Illinois 60045

(847) 482-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

James S. Rowe

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

(312) 862-2000

Approximate date of commencement of proposed sale to the public: Not applicable. This post-effective amendment will deregister the securities that remain unsold under the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Deregistration of Securities

This post-effective Amendment No. 1 to the Registration Statement on Form S-3ASR (Registration No. 333-182251) of Packaging Corporation of America (the “registrant”) filed with the Securities and Exchange Commission on June 21, 2012 (the “Registration Statement”) hereby amends the Registration Statement to deregister any securities registered pursuant to the Registration Statement and not otherwise sold thereunder, in accordance with the registrant’s undertaking in Part II, Item 17 of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on January 14, 2013.

PACKAGING CORPORATION OF AMERICA

By:	/s/ Kent A. Pflederer
Name:	Kent A. Pflederer
Title:	Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the Registration Statement has been signed by the following persons in the capacities indicated on January 14, 2013.

Signature	Title

* Mark W. Kowlzan	Chief Executive Officer and Director (Principal Executive Officer)

* Richard B. West	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Paul T. Stecko	Executive Chairman

* Cheryl K. Beebe	Director

* Hasan Jameel	Director

* Robert C. Lyons	Director

* Samuel M. Mencoff	Director

* Roger B. Porter	Director

* Thomas S. Souleles	Director

* James D. Woodrum	Director

*	The undersigned, by signing his name hereto, signs and executes this post-effective amendment to the Registration Statement pursuant to the Powers of Attorney executed by the above-named officers and directors and filed with the Securities and Exchange Commission.

/s/ Kent A. Pflederer
Kent A. Pflederer Attorney-in-Fact

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